Exhibit 1.1

                                 Shares

Matador Resources Company

Common Stock

($0.01 Par Value)

EQUITY UNDERWRITING AGREEMENT

                            , 2012

RBC Capital Markets, LLC

Citigroup Global Markets Inc.

As the Representatives of the

    several Underwriters named in Schedule I hereto

c/o RBC Capital Markets, LLC

Three World Financial Center, 8th Floor

200 Vesey Street

New York, New York 10281-8098

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

Matador Resources Company, a Texas corporation (the “Issuer”), and certain shareholders of the Issuer (the “Selling Shareholders”) propose to sell to the several underwriters (the “Underwriters”) named in Schedule I hereto for whom you are acting as representatives (the “Representatives”) an aggregate of                      shares (the “Firm Securities”) of the Issuer’s common stock, $0.01 par value (the “Common Stock”), of which              shares will be sold by the Issuer and              shares will be sold by the Selling Shareholders listed on Schedules II and III. The respective amounts of the Firm Securities to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto, and the respective amounts to be sold by the Selling Shareholders are set forth opposite their names in Schedules II and III hereto. Schedule III hereto sets forth certain Selling Shareholders that have agreed to exercise stock options (the “Options”) on or before the Closing Date (as defined below) and sell the number of shares of Common Stock to be received upon exercise of such Options (the “Option Shares”) and listed on Schedule III hereto in accordance herewith. The Issuer and the Selling Shareholders also propose to sell at the Underwriters’ option an aggregate of up to              additional shares of the Issuer’s Common Stock (the “Over-Allotment Securities”) as set forth below.

As the Representatives, you have advised the Issuer and the Selling Shareholders (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the number of Firm Securities set forth opposite their respective names in Schedule I, plus their pro rata portion of the Over-Allotment Securities if you elect to exercise the over-allotment option in whole or in part for the accounts of the several Underwriters. The Firm Securities and the Over-Allotment Securities (to the extent the aforementioned option is exercised) are herein collectively called the “Shares.”

The Issuer has prepared a registration statement on Form S-1 (File No. 333-176263) with respect to the Shares pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the United States Securities and Exchange Commission (the “Commission”) thereunder which contains a form of prospectus to be used in connection with the public offering and sale of the Shares. As used in this Agreement, “Effective Time” means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; “Effective Date” means the date of the Effective Time; “Preliminary Prospectus” means each prospectus (including any prospectus wrapper) included in such registration statement, or amendments thereof, before it became effective under the Securities Act and any prospectus filed with the Commission by the Issuer with the consent of the Underwriters pursuant to Rule 424(a) of the Rules and Regulations; “Pricing Prospectus” means the Preliminary Prospectus that was included in the Registration Statement immediately prior to the Applicable Time (as defined below); “Prospectus” means the prospectus (including any prospectus wrapper) in the form first used to confirm sales of Shares; “Registration Statement” means such registration statement, as amended at the Effective Time, including all information deemed to be a part of the registration statement as of the Effective Time pursuant to Rule 430A of the Rules and Regulations; “Free Writing Prospectus” means any “free writing prospectus” as defined in Rule 405 of the Rules and Regulations relating to the Shares; and “Issuer Free Writing Prospectus” means any “issuer free writing prospectus” as defined in Rule 433 of the Rules and Regulations relating to the Shares, including any “road show” (as defined in Rule 433 of the Rules and Regulations) not constituting a written communication or an “issuer free writing prospectus” under the Rules and Regulations. If the Issuer has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) of the Rules and Regulations (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. For the purposes of this Agreement, the “Applicable Time” is         :             m (Eastern time) on the date of this Agreement.

The Issuer and the Underwriters agree that up to [                        ] of the Firm Securities to be purchased by the Underwriters (the “Directed Shares”) shall be reserved for sale at the initial public offering price by the Underwriters to certain eligible directors, officers, employees, consultants and business and other associates of the Issuer and certain shareholders of the Issuer (collectively, the “Participants”), as part of the distribution of the Shares by the Underwriters (the “Directed Share Program”) subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the Financial Industry Regulatory Authority (“FINRA”) and all other applicable laws, rules and regulations. RBC Capital Markets, LLC (“RBC”) shall be selected to process the sales to the Participants under the Directed Share Program. The number of Shares available for sale to the general public will be reduced to the extent that Participants purchase Directed Shares. To the extent that such Directed Shares are not orally confirmed for purchase by the Participants by [7:30 A.M.] New York City time on the first business day after the date of this Agreement, such Directed Shares may be offered to the public as set forth in the Prospectus. The Issuer has supplied RBC with the names, addresses and telephone numbers of the individuals or other entities that the Issuer has designated to be Participants in the Directed Share Program. It is understood that any number of those so designated to participate in the Directed Share Program may decline to do so.

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1. REPRESENTATIONS AND WARRANTIES OF THE ISSUER.

The Issuer represents and warrants to each of the Underwriters as follows:

(a) The Registration Statement has been filed with the Commission under the Securities Act and has become effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Issuer, threatened by the Commission. The Issuer has complied, to the Commission’s satisfaction, with all requests of the Commission for additional or supplemental information. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus. Copies of the Registration Statement and each of the amendments thereto have been delivered by the Issuer to you. The Registration Statement conforms, and any further amendments or supplements to the Registration Statement will conform, in all material respects to the requirements of the Securities Act and the Rules and Regulations. The Prospectus and the Pricing Prospectus each conforms and, as amended or supplemented, will conform, in all material respects to the requirements of the Securities Act and the Rules and Regulations. As of the Effective Date, the date hereof, the Closing Date (as defined below) and each Over-Allotment Closing Date (as defined below), if any, the Registration Statement does not and will not, and any further amendments to the Registration Statement will not, when they become effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; as of its date and the date hereof, the Prospectus does not, and as amended or supplemented on the Closing Date and each Over-Allotment Closing Date, if any, will not, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Pricing Prospectus, as supplemented by the Issuer Free Writing Prospectuses and other documents listed in Schedule IV(a) hereto, taken together with the final pricing information included on the cover page of the Prospectus (collectively, the “Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Issuer Free Writing Prospectus listed on Schedule IV(a) or (b) hereto does not conflict with the information contained in the Registration Statement and each such Issuer Free Writing Prospectus listed on Schedule IV(b), as supplemented by and taken together with the Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the representations and warranties set forth in this sentence do not apply to statements or omissions in the Registration Statement, the Prospectus, the Pricing Prospectus, or any Issuer Free Writing Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Issuer by any Underwriter through the Representatives expressly for use therein, which information is specified in Section 15 below.

(b) Each of the statements made by the Issuer in the Registration Statement, the Disclosure Package and the Prospectus regarding the Issuer’s expectations, plans and intentions, and any other information that constitutes “forward-looking” information within the meaning of the Securities Act and the Rules and Regulations, including (but not limited to) any projections, results of operations or statements with respect to future available cash or future cash distributions of the Issuer or the anticipated ratio of taxable income to distributions, was made or will be made with a reasonable basis and in good faith. Notwithstanding the foregoing, this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with written information furnished to the Issuer by any Underwriters through the Representatives expressly for use in the Registration Statement, the Pricing Prospectus or the Prospectus.

(c) This Agreement has been duly authorized, executed and delivered by the Issuer, and constitutes a valid, legal, and binding obligation of the Issuer, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally, and subject to general principles of equity. The Issuer has full power and authority to enter into and perform this Agreement.

(d) The Issuer has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Texas with corporate power and authority to own or lease its properties and conduct its business as described in the Prospectus and the Disclosure Package. Each of the subsidiaries of the Issuer as listed in Exhibit A hereto (collectively, the “Subsidiaries”), has been duly organized or formed and is validly existing as a corporation or limited partnership, as applicable, in good standing under the laws of the jurisdiction of its incorporation, organization or formation with corporate or limited partnership power and authority to own or lease its properties and conduct its business as described in the Prospectus and the Disclosure Package. The Subsidiaries are the only subsidiaries, direct or indirect, of the Issuer. The Issuer and each of the Subsidiaries are duly qualified to transact business and are in good standing in all jurisdictions in which the conduct of their business requires such qualification; except where the failure to be so qualified or to be in good standing would not reasonably be expected (i) to have a material adverse effect on the condition

(financial or otherwise), properties, assets, liabilities, rights, operations, earnings, business, management or prospects of the Issuer and its Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business) or (ii) to prevent the consummation of the transactions contemplated hereby (clauses (i) and (ii) are referred to hereinafter as a “Material Adverse Effect”).

(e) The information set forth under the caption “Capitalization” in the Prospectus and the Disclosure Package is true and correct (other than for subsequent issuances of capital stock, if any, pursuant to employee benefit plans described in the Disclosure Package and the Prospectus or upon exercise of outstanding options or warrants described in the Disclosure Package and the Prospectus, as the case may be). All of the Shares conform to the description thereof contained in the Prospectus and the Disclosure Package. The outstanding shares of Common Stock of the Issuer, including all shares to be sold by the Selling Shareholders, other than the Option Shares, have been duly authorized and validly issued and are fully paid and non-assessable. The Option Shares have been duly authorized and upon the issuance of the Option Shares on or before the Closing Date after receipt of the full payment of the exercise price of the Options, will be validly issued, fully paid and non-assessable. The arrangements made by the Selling Shareholders for the exercise of the Options exercisable for the Option Shares are in proper form for the irrevocable exercise of such Options in accordance with the terms of the applicable Issuer Stock Plan (as hereinafter defined). On or before the Closing Date, such Options will be duly and irrevocably exercised in accordance with the terms of the applicable Issuer Stock Plan subject only to the full payment by the holder thereof of the aggregate exercise price for the Option Shares as to which the Option is exercised, which such holder has previously agreed to deliver on or before the Closing Date, and the exercise of such Options shall not be terminable by any act or deed of the Selling Shareholders (or by any other person, firm or corporation including the Issuer, the Custodian or the Attorney-in-Fact) or by operation of law or otherwise (including the death of an individual Selling Shareholder or the dissolution or winding up of an entity Selling Shareholder). The outstanding shares of capital stock or other equity interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and, except as disclosed in the Prospectus and the Disclosure Package, are wholly owned by the Issuer or another Subsidiary free and clear of all liens, pledges, restrictions, encumbrances and equities and claims. The Shares to be issued and sold by the Issuer have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable.

(f) The form of certificates for the Shares conforms to the corporate law of the jurisdiction of the Issuer’s incorporation. Immediately after the issuance and sale of the Shares to the Underwriters, no shares of preferred stock of the Issuer shall be issued and outstanding and no holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Issuer shall have any existing or future right to acquire any shares of preferred stock of the Issuer.

(g) No preemptive rights exist with respect to any of the Shares or the issue and sale thereof. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock or other securities of the Issuer. Except as disclosed in the Prospectus and the Disclosure Package, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Issuer or its Subsidiaries are outstanding. All of the Issuer’s outstanding options, warrants or other rights to purchase or exchange any securities for shares of the Issuer’s capital stock have been duly authorized and validly issued, conform to the descriptions thereof contained in the Prospectus and Disclosure Package and were issued in compliance with federal securities laws and regulations and the terms of any applicable Issuer Stock Plans of the Issuer and its Subsidiaries.

(h) The consolidated financial statements of the Issuer and the Subsidiaries, together with related notes and schedules as set forth in the Registration Statement, the Prospectus and the Disclosure Package, present fairly in all material respects the financial position and the results of operations and cash flows of the Issuer and the consolidated Subsidiaries, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with U.S. generally accepted principles of accounting, consistently applied throughout the periods involved (“GAAP”), except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial and statistical data included in the Registration Statement, the Prospectus and the Disclosure Package presents fairly in all material respects the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Issuer. The pro forma financial information included in the Registration Statement, Prospectus and the Disclosure Package present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and, in the opinion of the Issuer, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

(i) The statistical, industry-related and market-related data included in the Registration Statement, the Prospectus and the Disclosure Package are based on or derived from sources that the Issuer reasonably and in good faith believes are reliable and accurate.

(j) Except as disclosed in the Prospectus and Disclosure Package, the Issuer maintains a system of internal accounting controls (“Internal Controls”) sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(k) Since the date of the most recent balance sheet of the Issuer and its consolidated Subsidiaries reviewed or audited by Grant Thornton, LLP and the audit committee of the board of directors of the Issuer, except as specifically described in the Prospectus and the Disclosure Package, (i) the Issuer has not been advised of (A) any significant deficiencies in the design or operation of Internal Controls that could adversely affect the ability of the Issuer and each of its Subsidiaries to record, process, summarize and report financial data, or any material weaknesses in Internal Controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Internal Controls of the Issuer and each of its Subsidiaries, and (ii) since that date, there have been no significant changes in Internal Controls or in other factors that could significantly affect Internal Controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(l) The Issuer has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)); the Issuer’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non–financial) required to be disclosed by the Issuer in the reports that it will file or furnish under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and regulations of the Commission, and that all such information is accumulated and communicated to the Issuer’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Issuer required under the Exchange Act with respect to such reports.

(m) Grant Thornton, LLP, which has certified certain financial statements of the Issuer and delivered its opinion with respect to the audited financial statements and schedules included in the Registration Statement and the Prospectus, is an independent registered public accounting firm with respect to the Issuer within the meaning of the Securities Act and the Rules and Regulations and the applicable rules and regulations of the Public Company Accounting Oversight Board.

(n) Except as set forth in the Registration Statement, the Prospectus and the Disclosure Package, there is no action, suit, claim or proceeding pending or, to the knowledge of the Issuer, threatened against or affecting the Issuer or any of the Subsidiaries, before any court or administrative agency or which has the subject thereof any property owned or leased by the Issuer or any of the Subsidiaries (i) that are required to be described in the Registration Statement, the Prospectus or the Disclosure Package and are not so described or (ii) which, if determined adversely to the Issuer or any of its Subsidiaries, would reasonably be expected to have a Material Adverse Effect or prevent the consummation of the transactions contemplated hereby.

(o) No labor problem or dispute with the employees of the Issuer or the Subsidiaries exists or, to the Issuer’s knowledge, is threatened or imminent, and the Issuer has no knowledge of any existing or imminent labor disturbance by the employees of any of its or its Subsidiaries’ principal suppliers, contractors, consultants or customers, that would have a Material Adverse Effect.

(p) Each of the Issuer and its Subsidiaries has (i) good and defensible title to all of its oil and gas properties (including oil and gas wells, producing leasehold interests and appurtenant personal property), title investigations having been carried out by the Issuer or its Subsidiaries consistent with the reasonable practice in the oil and gas industry in the areas in which the Issuer and its Subsidiaries operate and (ii) good and marketable title to all other real and personal property owned by the Issuer and its Subsidiaries, including but not limited to such other real and personal property reflected in the financial statements or as described in the Prospectus and Disclosure Package, in each case free and clear of all restrictions, mortgages, pledges, security interests, claims, liens, encumbrances, charges and defects except such as are described in the Prospectus and the Disclosure Package, liens and encumbrances under operating agreements, unitization and pooling agreements, production sales contracts, farm-out agreements and other oil and gas exploration participation and production agreements, in each case that secure payment of amounts not yet due and payable for the performance of other unmatured obligations and are of a scope and nature customary in the oil and gas industry or arise in connection with drilling and production operations or such as do not materially affect the value of the properties of the Issuer and its Subsidiaries, considered as one enterprise, and do not interfere in any material respect with the use made and proposed to be made of such properties by the Issuer and its Subsidiaries, considered as one enterprise. The Issuer and the Subsidiaries occupy their leased properties, including their leased office space, under valid and binding leases conforming in all material respects to the description thereof set forth in the Prospectus and the Disclosure Package. All of the leases and subleases under which the Issuer or any of its Subsidiaries holds or uses properties described in the Prospectus and the Disclosure Package are in full force and effect, with such exceptions as would not reasonably be expected to have a Material Adverse Effect, and neither the Issuer nor any of its Subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Issuer or its Subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Issuer or any Subsidiary thereof to the continued possession or use of the leased or subleased premises. The working interests in oil, gas and mineral leases or mineral interests which constitute a portion of the real property held by the Issuer reflect in all material respects the right of the Issuer to explore, develop or receive production from such real property, and the care taken by the Issuer and its Subsidiaries with respect to acquiring or otherwise procuring such leases or mineral interests was generally consistent with standard industry practices in the areas in which the Issuer and its Subsidiaries operate for acquiring or procuring leases and interests therein to explore, develop or produce for hydrocarbons.

(q) The Issuer and its Subsidiaries have such consents, easements, rights-of-way or licenses from any person (“rights-of-way”) as are necessary to enable the Issuer and its Subsidiaries to conduct its business in the manner described in the Registration Statement, the Prospectus and the Disclosure Package, subject to such qualifications as may be set forth in the Registration Statement, Prospectus and the Disclosure Package, and except for such rights-of-way the lack of which would not have, individually or in the aggregate, a Material Adverse Effect.

(r) The Issuer and the Subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes indicated by said returns and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith and for which an adequate reserve for accrual has been established in accordance with GAAP, or are currently payable without penalty or interest, or where a failure to pay would not have a Material Adverse Effect. The Issuer has no knowledge of any actual or proposed additional material tax assessments. Other than withholding taxes that are payable by certain Selling Shareholders in conjunction with their exercise of the Options, there are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Issuer or sale by the Issuer of the Shares.

(s) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, as it may be amended or supplemented, (i) there has not been any material adverse change or any development involving a prospective change which has had or is reasonably likely to have a Material Adverse Effect, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Issuer or the Subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the Prospectus and the Disclosure Package, and (ii) none of the Issuer or any of its Subsidiaries has incurred any liability or obligation (financial or otherwise), direct or contingent, or entered into any transaction (including any off-balance sheet activities or transactions), not in the ordinary course of business, that is material to the Issuer and its Subsidiaries, as a whole, and there has not been any material change in the capital stock or partnership interests, as the case may be, or material increase in the short-term debt or long-term debt (including any off-balance sheet activities or transactions), of any of the Issuer or its Subsidiaries, or any Material Adverse Effect, or any development involving or which may reasonably be expected to result in a Material Adverse Effect. The Issuer and the Subsidiaries have no material liabilities or obligations, or indirect or direct contingent obligations, that are not disclosed in the Issuer’s financial statements in the Registration Statement and the Prospectus.

(t) Neither the Issuer nor any of the Subsidiaries is or with the giving of notice or lapse of time or both, will be, in violation of or in default (i) under its Certificate of Formation or other formation document (“Charter”) or By-Laws, limited partnership agreement or similar organizational documents, (ii) under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Issuer or such Subsidiary or any of its properties, as applicable, except, with respect to clauses (i) through (iii), for such violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under (1) the Charter or By-Laws of the Issuer, (2) any contract, indenture, mortgage, deed of trust or other agreement or instrument to which the Issuer or any of the Subsidiaries is a party, or (3) any order, rule or regulation applicable to the Issuer or any of the Subsidiaries of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction over the Issuer or any of the Subsidiaries or any of their respective properties, except, with respect to clauses (2) and (3), where such conflicts, breaches or defaults would not result in a Material Adverse Effect.

(u) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Issuer of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the Commission, FINRA or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

(v) The Issuer and each of the Subsidiaries has all material licenses, certifications, permits, franchises, approvals, clearances and other regulatory authorizations (“Permits”) from governmental authorities as are necessary to conduct its businesses as currently conducted and to own, lease and operate its properties in the manner described in the Prospectus and the Disclosure Package. There is no claim, proceeding or controversy, pending or, to the knowledge of the Issuer or any of the Subsidiaries, threatened, involving the status of or sanctions under any of the Permits and no event has occurred that might allow for the revocation, termination, modification or other impairment of the rights of the Issuer or any of the Subsidiaries under such Permit, except, for such claims, proceedings, controversies or events as would not, individually or in the aggregate, have a Material Adverse Effect.

(w) To the Issuer’s knowledge, there are no affiliations or associations between any member of FINRA and any of the Issuer’s officers, directors or 5% or greater security holders, except as set forth in the Registration Statement. Except as disclosed in the Prospectus and the Disclosure Package, the Issuer (i) does not have any material lending or other relationship with any Underwriter or any bank or lending entity that is, to the Issuer’s knowledge, an affiliate of any Underwriter, and (ii) does not intend to use any of the proceeds from the sale of the Shares hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(x) Neither the Issuer, nor to the Issuer’s knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares. The Issuer acknowledges that the Underwriters may engage in passive market making transactions in the Shares on the New York Stock Exchange in accordance with Regulation M under the Exchange Act.

(y) Neither the Issuer nor any of the Subsidiaries is, and after giving effect to the offering and the sale of the Shares and the application of the proceeds thereof as described in the Prospectus and the Disclosure Package will be, an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “1940 Act”).

(z) The Issuer and each of the Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is commercially reasonable for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar industries. All policies of insurance insuring the Issuer or any

Subsidiary or any of their respective businesses, assets, employees, officers and directors are in full force and effect, and the Issuer and the Subsidiaries are in compliance with the terms of such policies in all material respects. There are no claims by the Issuer or any Subsidiary under any such policy or instrument as to which an insurance company is denying liability or defending under a reservation of rights clause. The Issuer has no reason to believe that it or any Subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not have a Material Adverse Effect.

(aa) The Issuer is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Issuer would have any liability; the Issuer has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Issuer would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(bb) The Issuer’s reorganization described under the captions “Prospectus Summary—Organizational Structure,” “Certain Relationships and Related Party Transactions—Corporate Reorganization,” “Corporate Reorganization,” “Security Ownership of Management and Certain Beneficial Holders” and note 1 to the Issuer’s consolidated financial statements for the nine month periods ended September 30, 2010 and 2011 (the “Reorganization”) is effective. The Reorganization (i) was approved by the board of directors of the Issuer and MRC Energy Company, a Texas corporation formerly known as Matador Resources Company (“MRC Energy”), in accordance with applicable law; (ii) was not required to be approved by the former shareholders of MRC Energy under applicable Texas law; and (iii) complied with all applicable laws of the State of Texas, including without limitation Section 10.005 of the Texas Business Organizations Code and the U.S. federal securities laws, and there are no material liabilities of MRC Energy and its Subsidiaries that have not been properly accounted for in connection with such Reorganization. MRC Energy and the Issuer have received all necessary consents, authorizations and approvals of third parties necessary to effect the Reorganization, and all of the contractual rights and obligations of MRC Energy relating to its common stock and employees have been duly and validly assigned to or vested in and assumed by the Issuer by virtue of the Reorganization, except where the failure to receive such consents, authorizations or approvals or to make such assignment would not result in a Material Adverse Effect.

(cc) Other than as contemplated by this Agreement or as disclosed in the Prospectus and the Disclosure Package, neither the Issuer nor any Subsidiary has incurred any liability for any finder’s or broker’s fee, or agent’s commission, in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(dd) Other than the Subsidiaries or as otherwise disclosed in the Prospectus and the Disclosure Package, the Issuer does not own, directly or indirectly, any shares of capital stock and does not have any other equity or ownership or proprietary interest in any corporation, partnership, association, trust, limited liability company, joint venture or other entity.

(ee) Neither the Issuer nor any of the Subsidiaries has sent or received any written notice indicating the termination of or intention to terminate any of the contracts or agreements referred to or described in the Registration Statement, Prospectus or the Disclosure Package, or filed as an exhibit to the Registration Statement, and no such termination has been threatened by the Issuer, any Subsidiary or, to the Issuer’s knowledge, any other party to any such contract or agreement.

(ff) Neither the Issuer nor any Subsidiary is in material violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous chemicals, toxic substances or radioactive and biological materials or relating to the protection or restoration of the environment or human exposure to hazardous chemicals, toxic substances or radioactive and biological materials (collectively, “Environmental Laws”). Neither the Issuer nor the Subsidiaries own or operate any real property contaminated with any substance that requires remedial action to be taken under any Environmental Laws, is liable for remedial action at any site where materials regulated under Environmental Laws were disposed by the Issuer or any Subsidiary, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim in each case would individually or in the aggregate have a Material Adverse Effect; and the Issuer is not aware of any pending investigation which might lead to such a claim. There are no costs or liabilities arising under any Environmental Laws with respect to the operations or properties of the Issuer and its Subsidiaries (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties, compliance with Environmental Laws, any permit, license or approval or any related legal constraints on operating activities, and any potential liabilities of third parties assumed under contract by the Issuer or its Subsidiaries) that would, individually or in the aggregate, have a Material Adverse Effect.

(gg) In the ordinary course of its business, the Issuer conducts a periodic review of the effect of applicable Environmental Laws on the business, operations and properties of the Issuer and its Subsidiaries, in the course of which it identifies and evaluates material associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and the amount of its established reserves, the Issuer has reasonably concluded that such identified associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect.

(hh) Neither the Issuer nor any Subsidiary, nor, to the knowledge of the Issuer, any director, officer, agent, employee or other person associated with or acting on behalf of the Issuer or any Subsidiary: (i) has made any payments or inducements, directly or indirectly, to any federal or local official or candidate for, any federal or state office in the United States or foreign offices in connection with any opportunity, contract, permit, certificate, consent, order, approval, waiver or other authorization relating to the business of the Issuer or any Subsidiary, except for such payments or inducements as were lawful under applicable laws, rules and regulations: (ii) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (iii) has made any direct or indirect unlawful payment to any government official or employee from corporate funds; (iv) has violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (v) has made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment in connection with the business of the Issuer or any Subsidiary.

(ii) The Issuer and each of the Subsidiaries owns, licenses, or otherwise has rights in all United States and foreign patents, trademarks, service marks, tradenames, copyrights, trade secrets and other proprietary rights necessary for the conduct of its respective business as currently carried on and as proposed to be carried on as described in the Prospectus and the Disclosure Package (collectively and together with any applications or registrations for the foregoing, the “Intellectual Property”), except where the failure to so own or possess would not, individually or in the aggregate, have a Material Adverse Effect, and neither the Issuer nor any of its Subsidiaries has received any notice of infringement of or conflict with any asserted rights of others with respect to any of the foregoing which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect. Except as specifically described in the Prospectus and the Disclosure Package, (i) to the Issuer’s knowledge, there is no infringement or misappropriation by third parties of any such Intellectual Property of the Issuer; and (ii) there is no pending or, to the Issuer’s knowledge, threatened action, suit, proceeding or claim by others challenging the Issuer’s or any Subsidiary’s rights in or to any such Intellectual Property.

(jj) Subject to Sections 1(v), (ff), (uu) and (vv) hereof, the conduct of business by the Issuer and each of the Subsidiaries complies, and at all times has complied, in all material respects with federal, state, local and foreign laws, statutes, ordinances, Permits, rules, regulations, decrees, orders and other similar items (“Laws”) applicable to its business. Neither the Issuer nor any of the Subsidiaries has received any written notification asserting, or has knowledge of, any present or past failure to comply with any such Laws in any material respect.

(kk) The Issuer has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement or within the applicable grace periods thereafter, it will be in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder and the rules of the New York Stock Exchange that are then in effect and with which the Issuer is required to comply.

(ll) No relationship, direct or indirect, exists between or among the Issuer or its Subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Issuer or its Subsidiaries, on the other hand, that is required to be described in the Registration Statement, the Prospectus or the Disclosure Package and is not so described. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Issuer to or for the benefit of any of the officers or directors of the Issuer or any of their respective family members, except as disclosed in the Prospectus and the Disclosure Package.

(mm) The Shares have been duly approved for listing, subject only to official notice of issuance, on the New York Stock Exchange.

(nn) The section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operation – Critical Accounting Policies” in the Registration Statement, the Prospectus and the Disclosure Package accurately and fully describes in all material respects the accounting policies which the Issuer believes are the most important in the portrayal of the financial condition and results of operations of the Issuer and its consolidated Subsidiaries and which the Issuer believes require management’s most difficult, subjective or complex judgments.

(oo) Neither the Issuer nor any of its affiliates has offered, sold or issued any securities that would reasonably be expected to be “integrated” for purposes of the Securities Act or the Rules and Regulations with the offer and sale of the Shares pursuant to the Registration Statement. Except as disclosed in the Registration Statement, the Prospectus and the Disclosure Package, neither the Issuer nor any of its affiliates has sold or issued any security during the six-month period preceding the date of the Prospectus, including but not limited to any sales pursuant to Rule 144A, Regulation D or Regulation S of the Rules and Regulations, other than shares of Common Stock issued pursuant to employee benefit plans, qualified stock option plans, director compensation arrangements or the employee compensation plans (the “Issuer Stock Plans”) or pursuant to outstanding options, rights or warrants as described in the Prospectus and the Disclosure Package.

(pp) The Issuer has not distributed and will not distribute, prior to the later of the last Over-Allotment Closing Date (as defined below) and the completion of the Underwriters’ distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than a Preliminary Prospectus, the Prospectus, or any Issuer Free Writing Prospectus reviewed and consented to by the Representatives.

(qq) At the time of the initial filing of the Registration Statement and at the date of this Agreement, the Issuer was not and is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 of the Rules and Regulations.

(rr) The Issuer filed the Registration Statement with the Commission before it used any Issuer Free Writing Prospectus. Any Issuer Free Writing Prospectus that the Issuer is required to file pursuant to Rule 433(d) of the Rules and Regulations has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable Rules and Regulations. Each Issuer Free Writing Prospectus that the Issuer has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Issuer complies or will comply in all material respects with the requirements of the Securities Act and the applicable Rules and Regulations. Except for the Free Writing Prospectuses, if any, identified in Schedule IV(a) and (b) hereto, and electronic road shows, if any, each furnished to the Representatives before first use, the Issuer has not prepared, used, filed or referred to, and will not, without your prior consent, prepare, use, file or refer to, any Free Writing Prospectus. The Issuer has not, directly or indirectly, used any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Shares, other than the Preliminary Prospectuses, the Pricing Prospectus, the Prospectus and the Issuer Free Writing Prospectuses listed on Schedules IV(a) or (b).

(ss) The operations of the Issuer and its Subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Issuer and its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Issuer, threatened.

(tt) None of the Issuer nor any of its Subsidiaries (collectively, the “Entity”), nor any director or officer of the Entity nor, to the Entity’s knowledge, any employee agent, affiliate or representative of the Entity, is an individual or entity (“Person”) that is, or is owned or controlled by, a Person that is (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor (ii) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria). The Entity represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or (B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise). The Entity represents and covenants that it has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(uu) As of the date hereof, (i) all royalties, rentals, deposits and other amounts owed under the oil and gas leases constituting the oil and gas properties of the Issuer and its Subsidiaries have been properly and timely paid, other than amounts held in suspense accounts pending routine payments or related to disputes about the proper identification of royalty owners and except where the failure to timely pay such amounts could not, individually or in the aggregate, have a Material Adverse Effect on the Issuer or any of its Subsidiaries; (ii) no material amount of proceeds from the sale or production attributable to the oil and gas properties of the Issuer and its Subsidiaries are currently being held in suspense by any purchaser thereof, except where such amounts due could not, individually or in the aggregate, have a Material Adverse Effect on the Issuer or any of the Subsidiaries, and (iii) there are no claims under take-or-pay contracts pursuant to which natural gas purchasers have any make-up rights affecting the interests of the Issuer or its Subsidiaries in their oil and gas properties, except where such claims could not, individually or in the aggregate, have a Material Adverse Effect on the Issuer or any of its Subsidiaries.

(vv) No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered. The Registration Statement, the Prospectus and the Disclosure Package comply, and any further amendments or supplements thereto will comply, in all material respects, with any applicable laws or regulations of any foreign jurisdiction in which the Prospectus, the Disclosure Package or any Free Writing Prospectus is distributed in connection with the Directed Share Program; and no approval, authorization, consent or order of or filing with any governmental or regulatory commission, board, body, authority or agency, other than those heretofore obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered, it being understood and agreed that none of the Directed Shares will be offered or sold in connection with the Directed Share Program outside of the United States. The Issuer has not offered, or caused the Underwriters to offer, Shares to any person pursuant to the Directed Share Program with the intent to unlawfully influence (i) a customer or supplier of the Issuer or any of the Subsidiaries to alter the customer’s or supplier’s level or type of business with the Issuer or any of its Subsidiaries, or (ii) a trade journalist or publication to write or publish favorable information about the Issuer or any of its Subsidiaries or any of their respective products or services.

(ww) The oil and natural gas reserve estimates contained or incorporated by reference into the Registration Statement and included in the Prospectus have been prepared by employees of the Issuer or its Subsidiaries and have been audited by independent reserve engineers, in accordance with Commission guidelines applied on a consistent basis throughout the periods involved, and the Issuer and the Subsidiaries have no reason to believe that such estimates do not fairly reflect the oil and natural gas reserves of the Issuer and the Subsidiaries as of the dates indicated. The information underlying the estimates of the Issuer’s reserves that was supplied to each of LaRoche Petroleum Consultants, Ltd. and Netherland, Sewell & Associates, Inc. (the “Reserve Engineers”), for the purposes of auditing the reserve reports and estimates of the proved reserves of the Issuer disclosed in the Registration Statement, the Prospectus and the Disclosure Package, including production and costs of operation, was true and correct in all material respects on the dates such estimates were made, and such information was supplied and was prepared in accordance with customary industry practices. Other than normal production of the reserves, the impact of changes in prices and costs, and fluctuations in demand for oil and natural gas, and except as disclosed in the Registration Statement, the Prospectus and the Disclosure Package, the Issuer has no knowledge of any facts or circumstances that would in the aggregate result in a material adverse change in the aggregate net proved reserves, or the aggregate present value or the standardized measure of the future net cash flows therefrom, as described in the Registration Statement, the Prospectus and the Disclosure Package and as reflected in the reports the Reserve Engineers prepared with regard to the proved reserves that the Issuer owns. The estimates of such proved reserves and standardized measure as described in the Registration Statement, the Prospectus and the Disclosure Package and reflected in the reports referenced therein have been prepared in a manner that complies with the applicable requirements of the Rules and Regulations with respect to such estimates.

(xx) Each of the Reserve Engineers is an independent petroleum engineer with respect to the Issuer and its Subsidiaries.

(yy) Any certificate signed by an officer of the Issuer and delivered to the Representative or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Issuer to each Underwriter as to the matters ser forth therein.

2. REPRESENTATIONS AND WARRANTIES OF THE SELLING SHAREHOLDERS.

Each of the Selling Shareholders, severally and not jointly, represents and warrants to each of the Underwriters as follows:

(a) Except with respect to any Option Shares to be acquired by such Selling Shareholder, such Selling Shareholder is the record owner of and now has and at the Closing Date and the Over-Allotment Closing Date, if any, will have valid title to the Shares to be sold by such Selling Shareholder, free and clear of any liens, encumbrances, equities and claims (except for any liens, encumbrances, equities and claims arising under the Custody Agreement and Power of Attorney described in Section 3(b) of this Agreement that has been executed and delivered by such Selling Shareholder). At the Closing Date and any Over-Allotment Closing Date, if any, such Selling Shareholder will be the record owner of and will have valid title to any Option Shares to be sold by such Selling Shareholder, free and clear of any liens, encumbrances, equities and claims (except for any liens, encumbrances, equities and claims arising under the Custody Agreement and Power of Attorney that has been executed and delivered by such Selling Shareholder).

(b) Upon payment for the Shares to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to such nominee as may be designated by the Depository Trust Company, New York, NY (“DTC”), registration of such Shares in the name of such nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters, (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the NYUCC, and (B) under Section 8-501 of the NYUCC, the Underwriters will acquire a valid security entitlement in respect of such Shares, free and clear of any liens, encumbrances, equities and claims; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of a nominee designated by DTC, in each case on the Issuer’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(c) This Agreement and the Custody Agreement and Power of Attorney have been duly authorized, executed and delivered by such Selling Shareholder and are valid and binding agreements of such Selling Shareholder. The execution and delivery of this Agreement and the Custody Agreement and Power of Attorney and the consummation by such Selling Shareholder of the transactions contemplated thereby and the fulfillment by such Selling Shareholder of the terms thereof will not require any consent, approval, authorization, or other order of any court, regulatory body, administrative agency or other governmental body (except as may be required under the Securities Act and state securities or Blue Sky laws) and will not result in a breach of any of the terms and provisions of, or constitute a default under, (i) organizational documents of such Selling Shareholder, if not an individual, (ii) any indenture, mortgage, deed of trust or other agreement or instrument to which such Selling Shareholder is a party, or (iii) of any order, rule or regulation applicable to such Selling Shareholder of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction, except, with respect to clauses (ii) and (iii), where the failure to obtain such consents, approvals, authorizations or orders, or the occurrence of such breaches or defaults, would not materially adversely affect the power or ability of such Selling Shareholder to perform its obligations under this Agreement or the Custody Agreement and Power of Attorney or to consummate the transactions contemplated hereby and thereby.

(d) Such Selling Shareholder has not taken, directly or indirectly, any action designed to, or which has constituted, or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of the Common Stock of the Issuer and, except as permitted by the Securities Act and consented to in advance by the Representatives, the Selling Shareholder has not distributed any Free Writing Prospectus, Preliminary Prospectus, the Prospectus or any other offering material in connection with the offering of the Shares.

(e) Except as disclosed by such Selling Shareholder in writing to the Representatives, neither such Selling Shareholder nor any of his, her or its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other affiliations or associations with any member of FINRA.

(f) The information pertaining to such Selling Shareholder under the caption “Principal and Selling Shareholders” in the Pricing Prospectus and Prospectus, and any Free Writing Prospectus containing information pertaining to such Selling Shareholder that has been provided by such Selling Shareholder, is complete and accurate in all material respects. The Registration Statement does not, and any further amendments to the Registration Statement will not, when they become effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus does not, and as amended or supplemented on the Closing Date will not, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that all of the representations and warranties set forth in this second sentence of clause (f) apply only to (1) information with respect to such Selling Shareholder set forth in the Registration Statement, the Prospectus, the Disclosure Package or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Issuer by such Selling Shareholder expressly for use therein, it being understood and agreed that the only such information furnished by each Selling Shareholder consists of the statements with respect to such Selling Shareholder under the caption “Principal and Selling Shareholders” in the Prospectus and the Disclosure Package (with respect to each Selling Shareholder, the “Selling Shareholder Information”); and (2) information with respect to any position, office or other relationship that such Selling Shareholder has had with, and that is material to, the Issuer or any of its predecessors or affiliates within the three years prior to the date of the Prospectus. The sale of the Firm Securities by such Selling Shareholder pursuant hereto is not prompted by any information concerning the Issuer or any of the Subsidiaries which is not set forth in the Registration Statement, Prospectus or Disclosure Package.

(g) Each Selling Shareholder that is selling Option Shares hereby severally, and not jointly, represents and warrants to each of the Underwriters that the arrangements made by such Selling Shareholder for the exercise of the Options exercisable for the Option Shares are in proper form for the irrevocable exercise of such Options in accordance with the terms of the applicable Issuer Stock Plan (as hereinafter defined); and that on or before the Closing Date, such Options will be duly and irrevocably exercised in accordance with the terms of the applicable Issuer Stock Plan, and the exercise of such Options shall not be terminable by any act or deed of such Selling Shareholder (or by any other person, firm or corporation including the Issuer, the Custodian or the Attorney-in-Fact)or by operation of law or otherwise (including the death of such Selling Shareholder if an individual or the dissolution or winding up of such Selling Shareholder if an entity).

3. PURCHASE, SALE AND DELIVERY OF THE FIRM SECURITIES.

(a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Issuer and the Selling Shareholders agree to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $             per share, the number of Firm Securities set forth opposite the name of each Underwriter in Schedule I hereof, subject to adjustments in accordance with Section 11 hereof. The number of Firm Securities to be purchased by each Underwriter from each Selling Shareholder shall be as nearly as practicable in the same proportion to the total number of Firm Securities being sold by each Selling Shareholder as the number of Firm Securities being purchased by each Underwriter bears to the total number of Firm Securities to be sold hereunder, adjusted by you in such manner as to avoid fractional shares. The obligations of the Issuer and of each of the Selling Shareholders shall be several and not joint.

(b) Certificates in negotiable form for the total number of the Shares to be sold hereunder by the Selling Shareholders have been placed, or with respect to the Option Shares will be placed on or before the Closing Date, in custody with Registrar and Transfer Company as custodian (the “Custodian”) pursuant to the Custody Agreement and Power of Attorney (the “Custody Agreement and Power of Attorney”) executed by each Selling Shareholder for delivery of all Shares to be sold hereunder by the Selling Shareholders. Each of the Selling Shareholders specifically agrees that the Shares represented by the certificates held, or with respect to the Option Shares to be held, in custody for the Selling Shareholders under the Custody Agreement and Power of Attorney are subject to the interests of the Underwriters hereunder, that the arrangements made by the Selling Shareholders for such custody are to that extent irrevocable, and that the obligations of the Selling Shareholders hereunder shall not be terminable by any act or deed of the Selling Shareholders (or by any other person, firm or corporation including the Issuer, the Custodian or the Underwriters) or by operation of law (including the death of an individual Selling Shareholder or the dissolution of a corporate Selling Shareholder) or by the occurrence of any other event or events, except as set forth in the Custody Agreement and Power of Attorney. If any such event should occur prior to the delivery to the Underwriters of the Firm Securities hereunder, certificates for the Shares shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such event has not occurred. The Custodian is authorized to receive and acknowledge receipt of the proceeds of sale of the Shares held by it against delivery of such Shares.

(c) Payment for the Firm Securities to be sold hereunder is to be made in federal (same day) funds to an account designated by the Issuer for the Firm Securities to be sold by it and to an account designated by the Custodian for the Firm Securities to be sold by the Selling Shareholders, in each case against delivery of certificates therefor to the Representatives for the several accounts of the Underwriters. Such payment and delivery are to be made through the facilities of the DTC at 10:00 a.m., New York time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Issuer shall agree upon (such time and date being herein referred to as the “Closing Date”). As used herein, “business day” means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed.

(d) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Issuer and the Selling Shareholders hereby grant an option to the several Underwriters to purchase the Over-Allotment Securities at the price per share as set forth in paragraph (a) of this Section 3, less an amount per share equal to any dividends or distributions declared by the Issuer and payable on the Firm Securities but not payable on the Over-Allotment Securities. The option granted hereby may be exercised in whole or in part by giving written notice within 30 days after the date of this Agreement, by you, as the Representatives of the several Underwriters, to the Issuer setting forth the number of Over-Allotment Securities as to which the several Underwriters are exercising the option and the time and date at which such certificates are to be delivered. If the option granted hereby is exercised in full, the Issuer will sell 35% and the Selling Shareholders will sell 65% of the Over-Allotment Securities to be purchased by the Underwriters, with each Selling Shareholder selling the number of Over-Allotment Securities set forth for such Selling Shareholder in Schedules II and III. If the option granted hereby is exercised only in part, the respective numbers of Over-Allotment Securities to be sold by the Issuer and each of the Selling Shareholders shall be in the same proportion to the respective numbers of Over-Allotment Securities that would be sold by each of them if the option granted hereby is exercised in full, adjusted by you in such manner as to avoid fractional shares. The time and date at which certificates for Over-Allotment Securities are to be delivered shall be determined by the Representatives but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the “Over-Allotment Closing Date”). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Over-Allotment Closing Date. The number of Over-Allotment Securities to be purchased by each Underwriter shall be in the same proportion to the total number of Over-Allotment Securities being purchased as the number of Firm Securities being purchased by such Underwriter bears to the total number of Firm Securities, adjusted by you in such manner as to avoid fractional shares. The option with respect to the Over-Allotment Securities granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Securities by the Underwriters. You, as the Representatives of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Issuer. To the extent, if any, that the option is exercised, payment for the Over-Allotment Securities shall be made on the Over-Allotment Closing Date in federal (same day) funds to an account designated by the Issuer for the Over-Allotment Securities to be sold by it and to an account designated by the Custodian for the Over-Allotment Securities to be sold by the Selling Shareholders, in each case against delivery of certificates therefor to the Representatives for the several accounts of the Underwriters through the facilities of DTC.

4. OFFERING BY THE UNDERWRITERS.

It is understood that the several Underwriters are to make a public offering of the Firm Securities as soon as the Representatives deem it advisable to do so. The Firm Securities are to be initially offered to the public at the initial public offering price set forth in the Prospectus. To the extent, if at all, that any Over-Allotment Securities are purchased pursuant to Section 3 hereof, the Underwriters will offer them to the public on the foregoing terms.

It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

The Issuer and the Selling Shareholders hereby confirm their engagement of Jefferies & Company, Inc. (“Jefferies”), and Jefferies hereby confirms its agreement with the Issuer and the Selling Shareholders to render services, as a “qualified independent underwriter” within the meaning of FINRA Rule 5121 (“Rule 5121”) with respect to the offering and sale of the Shares. Jefferies, solely in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the “QIU.” The Issuer, the Selling Shareholders and the Underwriters agree that Jefferies will not receive any additional compensation hereunder for serving as the QIU in connection with the offering and sale of the Shares.

5. COVENANTS.

(a) The Issuer covenants and agrees with the several Underwriters that it will (i) prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations, (ii) not file any amendment to the Registration Statement or supplement to the Prospectus, any Preliminary Prospectus or any Issuer Free Writing Prospectus of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations and (iii) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Issuer with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Shares by the Underwriters.

(b) The Issuer has not distributed and without the prior consent of the Representatives, it will not distribute any prospectus or other offering material (including, without limitation, any offer relating to the Shares that would constitute a Free Writing Prospectus and content on the Issuer’s website that may be deemed to be a prospectus or other offering material) in connection with the offering and sale of the Shares, other than the materials referred to in Section 1(a). Each Underwriter represents and agrees that it has not made and, without the prior consent of the Issuer and the Representatives, it will not make, any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus. Any such Issuer Free Writing Prospectus the use of which has been consented to by the Issuer and the Representatives is listed on Schedule IV(a) or (b) hereto. The Issuer has complied and will comply with the requirements of Rule 433 of the Rules and Regulations applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending. The Issuer represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 of the Rules and Regulations to avoid a requirement to file with the Commission any electronic road show. The Issuer agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Issuer will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission.

(c) The Issuer will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Issuer.

(d) After the date of this Agreement, the Issuer shall promptly advise the Representatives in writing (i) when the Registration Statement shall have become effective, (ii) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (iii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus or the Prospectus, (iv) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order or notice preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. The Issuer shall use its commercially reasonable efforts to prevent the issuance of any such stop order or notice of prevention or suspension of such use. If the Commission shall enter any such stop order or issue any such notice at any time, the Issuer will use its commercially reasonable efforts to obtain the lifting or reversal of such order or notice at the earliest possible moment, or, subject to Section 5(a), will file an amendment to the Registration Statement or will file a new registration statement and use its commercially reasonable efforts to have such amendment or new registration statement declared effective as soon as practicable. Additionally, the Issuer agrees that it shall comply with the provisions of Rules 424(b) and 430A, as applicable, of the Rules and Regulations, including with respect to the timely filing of documents thereunder, and will use its reasonable efforts to confirm that any filings made by the Issuer under such Rule 424(b) of the Rules and Regulations were received in a timely manner by the Commission.

(e) The Issuer will cooperate with the Representatives in endeavoring to qualify the Shares for sale under or obtain exemptions from the application of the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose; provided, that the Issuer shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject. The Issuer will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares. The Issuer will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Issuer shall use its commercially reasonable efforts to obtain the withdrawal thereof at the earliest possible moment.

(f) The Issuer will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Preliminary Prospectus as the Representatives may reasonably request. The Issuer will deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus is required under the Securities Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. The Issuer will deliver to the Representatives at or before the Closing Date, four signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representatives such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested) and of all amendments thereto, as the Representatives may reasonably request.

(g) The Issuer will comply with the Securities Act and the Rules and Regulations, and the Exchange Act, and the rules and regulations of the Commission thereunder and the rules and regulations of the New York Stock Exchange, so as to permit the completion of the distribution of the Shares and the Directed Share Program as contemplated in this Agreement and the Prospectus. If, during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event or development shall occur or condition exist as a result of which the Prospectus or the Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if it shall be necessary to amend or supplement the Prospectus or the Disclosure Package, in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if in the opinion of the Representatives it is otherwise necessary or advisable to amend or supplement the Registration Statement, the Prospectus or the Disclosure Package, or to file a new registration statement containing the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, the Issuer agrees to (i) notify the Representatives of any such event, development or condition and (ii) promptly prepare (subject to Section 5(a) hereof), file with the Commission (and use its commercially reasonable efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish at its own expense to the Underwriters and to any dealers identified by the Representatives, amendments or supplements to the Registration Statement, the Prospectus or the Disclosure Package, or any new registration statement, necessary in order to make the statements in the Prospectus or the Disclosure Package as so amended or supplemented, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading or so that the Registration Statement, the Prospectus or the Disclosure Package, as amended or supplemented, will comply with law.

(h) The Issuer will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earning statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earning statement shall satisfy the requirements of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations and will advise you in writing when such statement has been so made available.

(i) Prior to the Closing Date, the Issuer will furnish to the Underwriters, as soon as they have been prepared by or are available to the Issuer, a copy of any unaudited interim financial statements of the Issuer for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

(j) The Issuer covenants and agrees that it will not, without the prior written consent of the Representatives (which consent may be withheld in their sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), grant any option, right or warrant to purchase, pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, lend or otherwise dispose of any shares of Common Stock, options, rights or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock, including, without limitation, entering into any swap or other arrangement that transfers, in whole or in part, the economic consequences of the ownership of Common Stock, or announce the offering of, or file any registration statement under the Securities Act in respect of any shares of Common Stock, options or warrants to acquire Common Stock or securities exchangeable or exercisable for or convertible into Common Stock, or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 180 days after the date of the final prospectus relating to the offering (the “Initial Restricted Period”), other than: (i) the Shares to be sold hereunder; (ii) grants of options pursuant to the Issuer Stock Plans; provided, that such securities will not vest or become exercisable, as applicable, during the Initial Restricted Period without the Representatives’ prior written consent; or (iii) any registration statement on Form S-8 or any similar or successor form relating to an offering of securities solely to the Issuer’s or its Subsidiaries’ employees. Notwithstanding the foregoing, if (i) the Issuer issues an earnings release or material news, or a material event relating to the Issuer occurs, during the last 17 days of the Initial Restricted Period, or (ii) prior to the expiration of the Initial Restricted Period, the Issuer announces that it will release earnings results during the 16-day period beginning on the last day of the Initial Restricted Period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Issuer shall not engage in any transaction that may be restricted by this Section 5(j) during the 34-day period beginning on the last day of the Initial Restricted Period unless the Issuer requests and receives prior written confirmation from the Representatives that the restrictions imposed by this Agreement have expired.

(k) The Issuer will use its commercially reasonable efforts to list, subject to notice of issuance, the Shares, and cause the shares to be admitted and authorized for trading, on the New York Stock Exchange.

(l) The Issuer has caused each of its officers and directors and various shareholders of the Issuer, which officers, directors and shareholders in the aggregate own at least             % of the outstanding shares of Common Stock of the Issuer, to furnish to RBC, on or prior to the date of this Agreement, a letter or letters, in form and substance satisfactory to the Representatives, pursuant to which each such person shall agree not to offer, sell, sell short or otherwise dispose of any shares of Common Stock of the Issuer or other capital stock of the Issuer, or any other securities convertible, exchangeable or exercisable for Common Stock or derivative of Common Stock owned by such person or request the registration for the offer or sale of any of the foregoing (or as to which such person has the right to direct the disposition of)

for a period of 180 days after the date of this Agreement, directly or indirectly, except with the prior written consent of RBC (“Lockup Agreements”); provided, however, that the provisions of the Lockup Agreements do not apply to the sale by Selling Shareholders of Firm Securities pursuant to this Agreement.

(m) If RBC, in its sole discretion, agrees to release or waive the restrictions set forth in a Lockup Agreement for an officer or director of the Issuer and provides the Issuer with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit C hereto through a major news service at least two business days before the effective date of the release or waiver.

(n) The Issuer shall apply the net proceeds of its sale of the Shares as described under the heading “Use of Proceeds” in the Prospectus and the Disclosure Package and shall report with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required in accordance with Rule 463 of the Rules and Regulations.

(o) The Issuer shall not invest, or otherwise use the proceeds received by it from the sale of the Shares in such a manner as would require the Issuer or any of its Subsidiaries to, and will take such steps as necessary to ensure that neither the Issuer nor any of its Subsidiaries is required to, register as an investment company under the 1940 Act.

(p) The Issuer will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Issuer, a registrar for the Common Stock.

(q) The Issuer will furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Issuer and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its shareholders consolidated summary financial information of the Issuer and its Subsidiaries for such quarter in reasonable detail; provided, that any document that is available on EDGAR shall be deemed furnished to the shareholders in satisfaction of the Issuer’s obligation under this paragraph.

(r) During the period of five years after the date of this Agreement, the Issuer will furnish upon request to the Representatives, as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed or furnished by the Issuer with the Commission, FINRA or any securities exchange or mailed to the Issuer’s shareholders; provided that any document that is available on EDGAR shall be deemed furnished to the Representatives in satisfaction of the Issuer’s obligation under this paragraph.

(s) The Issuer will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its commercially reasonable efforts to cause the Issuer’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(t) During the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, each of the Issuer and its Subsidiaries will maintain and keep accurate books and records reflecting their assets and will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Issuer will employ disclosure controls and procedures that are effective to perform the functions for which they were established and designed to ensure that information required to be disclosed by the Issuer in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Issuer’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(u) The Issuer will comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program. In connection with the Directed Share Program, to ensure that the Directed Shares will be restricted from sale, transfer, assignment, pledge or hypothecation to the same extent as sales and dispositions of Common Stock by the Issuer are restricted pursuant to Section 5(j), RBC will notify the Issuer as to which Participants will need to be so restricted and, at the request of RBC, the Issuer will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time as is consistent with Section 5(j). Should any Participant seek a release from such restrictions as to any of the Directed Shares, the Issuer agrees to reimburse the Underwriters and RBC for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release. Such release shall only be granted by a written consent provided by RBC, in its sole discretion, acting on behalf of the Underwriters.

(v) The Issuer will promptly from time to time take such action as the Representatives may reasonably request to qualify the Shares for offering and sale under the securities or Blue Sky laws and the securities laws of Canada and such other jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares; provided that in connection therewith the Issuer shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction, or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(w) The Issuer will use its commercially reasonable best efforts to do or perform all things required to be done or performed by it prior to the Closing Date or Over-Allotment Closing Date, as the case may be, to satisfy all conditions precedent to the delivery of the Shares pursuant to this Agreement.

(x) With respect to any shares of Common Stock owned by any shareholder who has executed and delivered a Lockup Agreement, RBC agrees to provide a consent pursuant to such Lockup Agreement to permit a proposed direct sale or transfer (a “Proposed Transfer”), not through the public markets or any stock exchange, by such shareholder to another shareholder of the Issuer who owned other shares of Common Stock of the Issuer prior to the date of this Agreement, if all of the following conditions are satisfied: (i) RBC receives five days advance written notice of such Proposed Transfer providing the details of the Proposed Transfer, (ii) no Form 4 or amendment of any Schedule 13D or 13G would be required to be filed with the Commission pursuant to the Rules and Regulations by the selling or transferring shareholder as a result of the Proposed Transfer, and (iii) the shareholder acquiring such shares in the Proposed Transfer has also executed and delivered a Lockup Agreement and acknowledges in writing to RBC that such shares will be restricted from further sale or transfer by such shareholder pursuant to such Lockup Agreement and for the period specified therein.

6. COVENANTS OF THE SELLING SHAREHOLDERS.

Each of the Selling Shareholders covenants and agrees with the several Underwriters that:

(a) Such Selling Shareholder has executed and delivered a Lockup Agreement to the Representatives on or prior to the date hereof.

(b) In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 and the Interest and Dividend Tax Compliance Act of 1983 with respect to the transactions herein contemplated, each of the Selling Shareholders agrees to deliver to you prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-8 or W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

(c) Such Selling Shareholder will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Issuer.

(d) Such Selling Shareholder will advise you promptly, and if requested by you, will confirm such advice in writing, so long as delivery of a prospectus relating to the Shares by an underwriter or dealer may be required under the Act, of any change in the Selling Shareholder Information in the Registration Statement, the Prospectus, any Preliminary Prospectus or any Free Writing Prospectus or any amendment or supplement thereto relating to such Selling Shareholder.

(e) Such Selling Shareholder agrees that it will not prepare or have prepared on its behalf or use or refer to, any Free Writing Prospectus and will not distribute any written materials in connection with the offer or sale of the Shares.

7. COSTS AND EXPENSES.

The Issuer will pay all costs, expenses and fees incident to the performance of the obligations of the Issuer and the Selling Shareholders under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Issuer; the fees and disbursements of counsel for the Issuer; the fees and expenses of one counsel for the Selling Shareholders; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Pricing Prospectus, any Issuer Free Writing Prospectus, the Prospectus, the Underwriters’ Selling Memorandum and the Underwriters’ Invitation Letter, if any, the Listing Application, the Blue Sky Survey and any supplements or amendments thereto; the preparation, printing and distribution of one or more versions of the Preliminary Prospectus and the Prospectus for distribution in Canada, including the form of the Canadian “wrapper” (including reasonable related fees and expenses of Canadian counsel to the Underwriters); the filing fees of the Commission; the filing fees incident to securing any required review by FINRA of the terms of the sale of the Shares; the Listing Fee of the New York Stock Exchange; all fees and disbursements incurred by the Underwriters and RBC in connection with the Directed Share Program, the preparation, printing and distribution of the Directed Share Program material and all stamp duties or other taxes, if any, incurred by the Underwriters or RBC in connection with the Directed Share Program; the investor presentations on any “road show” undertaken in connection with the marketing of the Shares, including, without limitation, expenses associated with any electronic road show, travel and lodging expenses of the representatives and officers of the Issuer and 50% of the cost of any aircraft chartered in connection with the road show; and the expenses, including the fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Shares under State securities or Blue Sky laws. To the extent, if at all, that any of the Selling Shareholders engage special legal counsel (in addition to the one counsel engaged by the Selling Shareholders collectively as described above) to represent them in connection with this offering, the fees and expenses of such counsel shall be borne by such Selling Shareholder. Any transfer taxes imposed on the sale of the Shares to the several Underwriters (but not, for the avoidance of doubt, any such taxes imposed on resale of any Shares by an Underwriter) will be paid by the Issuer and the Selling Shareholders pro rata.

If this Agreement shall not be consummated because the conditions in Section 8 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 13 hereof, or by reason of any failure, refusal or inability on the part of the Issuer or the Selling Shareholders to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure to satisfy said condition or to comply with said terms be due to the default of any Underwriter, then the Issuer shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including all fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Issuer and the Selling Shareholders shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

8. CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS.

The several obligations of the Underwriters to purchase the Firm Securities on the Closing Date and the Over-Allotment Securities, if any, on the Over-Allotment Closing Date are subject to the accuracy, as of the Closing Date and the Over-Allotment Closing Date, if any, of the representations and warranties of the Issuer and the Selling Shareholders contained herein, and to the performance by the Issuer and the Selling Shareholders of their covenants and obligations hereunder and to the following additional conditions:

(a) The Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to their reasonable satisfaction. All material required to be filed by the Issuer pursuant to Rule 433(d) of the Rules and Regulations shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 of the Rules and Regulations; if the Issuer has elected to rely upon Rule 462(b) of the Rules and Regulations, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Issuer, shall be contemplated by the Commission; no stop order suspending or preventing the use of the Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or, to the knowledge of the Issuer, shall be contemplated by the Commission; all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction; and no injunction, restraining order, or order of any nature by a federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares.

(b) The Representatives shall have received on the Closing Date and each Over-Allotment Closing Date, if any, the opinions of each of Haynes and Boone, LLP, counsel for the Issuer; the General Counsel for the Issuer; Looper Reed & McGraw P.C., counsel for certain of the Selling Shareholders; Goodwin Procter LLP, counsel for certain of the Selling Shareholders; Maples and Calder, counsel for certain of the Selling Shareholders; and Conyers Dill & Pearman Limited, counsel for certain of the Selling Shareholders; dated the Closing Date or the Over-Allotment Closing Date, if any, addressed to the Underwriters in the respective forms attached as Exhibit B hereto.

(c) The Representatives shall have received from Hunton & Williams LLP, counsel for the Underwriters, an opinion dated the Closing Date and the Over-Allotment Closing Date, if any, in the form satisfactory to the Representatives, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

(d) The Representatives shall have received at or prior to the Closing Date from Hunton & Williams LLP a memorandum or summary, in form and substance satisfactory to the Representatives, with respect to the qualification for offering and sale by the Underwriters of the Shares under the State securities or Blue Sky laws of such jurisdictions as the Representatives may reasonably have designated to the Issuer.

(e) You shall have received, on each of the dates hereof, the Closing Date and the Over-Allotment Closing Date, if any, a letter dated the date hereof, the Closing Date or the Over-Allotment Closing Date, as the case may be, in form and substance satisfactory to you, of Grant Thornton, LLP confirming that they are independent public accountants within the meaning of the Securities Act and the applicable published Rules and Regulations thereunder and stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement and the Prospectus.

(f) The Representatives shall have received, on each of the date hereof, the Closing Date and the Over-Allotment Closing Date, if any, in form and substance satisfactory to the Representatives, from each of the Reserve Engineers, containing statements and information ordinarily included in reserve engineers’ “comfort letters” to underwriters with respect to the reserve reports and related information contained in the Registration Statement, the Prospectus and the Disclosure Package.

(g) For the period from and after the date of this Agreement and prior to the Closing Date and, with respect to the Over-Allotment Securities, any Over-Allotment Closing Date, there shall not have occurred any change resulting in a Material Adverse Effect or change in the letter or letters referred to in paragraphs (b), (c), (e) or (f) of this Section 8 which, in the Representatives’ judgment, shall render it impractical or inadvisable to proceed with the offering or delivery of the Shares.

(h) The Representatives shall have received on the Closing Date and the Over-Allotment Closing Date, if any, a certificate or certificates of the Issuer’s Chief Executive Officer and Chief Financial Officer to the effect that, as of the Closing Date or the Over-Allotment Closing Date, if any, each of them severally represents as follows:

(i) The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registrations Statement has been issued, and no proceedings for such purpose have been taken or are, to his knowledge, contemplated by the Commission;

(ii) The representations and warranties of the Issuer contained in Section 1 hereof are true and correct as of the Closing Date or the Over-Allotment Closing Date, as applicable;

(iii) All filings required to have been made pursuant to Rules 424 or 430A of the Rules and Regulations have been made;

(iv) The Issuer has complied with all of the covenants and agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date or the Over-Allotment Closing Date, as the case may be;

(v) They have carefully examined the Registration Statement and the Prospectus and, in their opinion, as of the effective date of the Registration Statement, the statements contained in the Registration Statement were true and correct, and such Registration Statement and Prospectus did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment; and

(vi) Since the respective dates as of which information is given in the Disclosure Package, (1) there has not been any material adverse change or any development involving a prospective change, which has had or is reasonably likely to have a Material Adverse Effect, whether or not arising in the ordinary course of business; (2) neither the Issuer nor any of its Subsidiaries shall have sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Disclosure Package, and (3) there shall not have been any change in the capital stock (other than issuances of capital stock in the ordinary course of business pursuant to the Issuer Stock Plans) or long-term debt of the Issuer or any of the Subsidiaries.

(i) The Issuer and Attorneys-in-Fact for the Selling Shareholders shall have furnished to the Representatives such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representatives may reasonably have requested.

(j) The Firm Securities and Over-Allotment Securities, if any, shall have been listed, admitted to trading and approved for designation upon notice of issuance on the New York Stock Exchange and satisfactory evidence thereof shall have been provided to the Representatives.

(k) The Lockup Agreements shall have been delivered to the Representatives and shall be in full force and effect.

(l) The Custody Agreements and Powers of Attorney shall have been delivered to the Representatives and shall be in full force and effect, and the Custodian shall have furnished to the Representatives such additional certificates and documents as the Representatives may reasonably have requested.

(m) The Options shall have been exercised and the Option Shares shall be issued and outstanding, and satisfactory evidence thereof in form and substance satisfactory to the Representatives shall have been provided to the Representatives.

(n) FINRA shall have confirmed that it has not raised any objection to the fairness and reasonableness of the underwriting terms and arrangements.

The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects reasonably satisfactory to the Representatives and to Hunton & Williams LLP, counsel for the Underwriters.

If any of the conditions hereinabove provided for in this Section 8 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives.

In such event, the Issuer, the Selling Shareholders and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 7 and 10 hereof).

9. CONDITIONS OF THE OBLIGATIONS OF THE ISSUER AND THE SELLING SHAREHOLDERS.

The obligations of the Issuer and the Selling Shareholders to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Over-Allotment Closing Date, if any, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

10. INDEMNIFICATION.

(a) The Issuer agrees:

(i) to indemnify and hold harmless each Underwriter, Selling Shareholder and their respective directors, officers, partners, members, employees, agents and each person, if any, who controls such Underwriter or Selling Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of each of the foregoing (each an “Indemnified Party”), against any losses, claims, expenses, damages or liabilities to which such Indemnified Party may become subject under the Securities Act or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (x) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus or any amendment or supplement thereto, or in any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations or any “road show” (as defined in Rule 433 of the Rules and Regulations) not constituting an Issuer Free Writing Prospectus, or (y) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that the Issuer will not be liable (A) to the Underwriters and their directors, officers, partners, members, employees, agents and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of each of the foregoing, in any such case to the extent that any such loss, claim, expense, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement made in, or omission or alleged omission from any of such documents or any road show in reliance upon and in conformity with written information furnished to the Issuer by any Underwriter through the Representatives specifically for use therein, which information is specified in Section 15 below, or (B) to any Selling Shareholder and its directors, officers, partners, members, employees, agents and each person, if any, who controls such Selling Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of each of the foregoing, in any such case to the extent that any such loss, claim, expense, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement made in, or omission or alleged omission from any of such documents or any road show in reliance upon and in conformity with the Selling Shareholder Information furnished to the Issuer by such Selling Shareholder specifically for use therein.

(ii) to reimburse each Indemnified Party upon demand for any and all legal or other out-of-pocket expenses reasonably incurred by such Indemnified Party in connection with investigating, settling, compromising, paying or defending any such loss, claim, expense, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares under Section (10)(a)(i) above, whether or not such Indemnified Party is a party to any action or proceeding. In the event that it is finally judicially determined that any of the Underwriters or Selling Shareholders were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, such Underwriters or Selling Shareholders will promptly return all sums that had been advanced pursuant hereto; and

(iii) the indemnification agreement set forth in this Section 10(a) shall be in addition to any liabilities that the Issuer may otherwise have.

(b) Each Underwriter agrees severally and not jointly:

(i) to indemnify and hold harmless the Issuer, each of its directors, each of its officers who have signed the Registration Statement, the Selling Shareholders and each person, if any, who controls the Issuer or the Selling Shareholders within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), against any losses, claims, expenses, damages or liabilities to which such Underwriter Indemnified Party may become subject under the Securities Act or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (x) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus or any amendment or supplement thereto, or in any Issuer Free Writing Prospectus or (y) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in such documents in reliance upon and in conformity with written information furnished to the Issuer by any Underwriter through the Representatives specifically for use therein, which information is specified in Section 15 below;

(ii) to reimburse each Underwriter Indemnified Party upon demand for any and all legal or other out-of-pocket expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating, settling, compromising, paying or defending any such loss, claim, expense, damage or liability, action or proceeding under Section (10)(b)(i) above, whether or not such Underwriter Indemnified Party is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriter Indemnified Party was not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriter Indemnified Party will promptly return all sums that had been advanced pursuant hereto; and

(iii) the indemnification agreement set forth in this Section 10(b) shall be in addition to any liabilities that any of the Underwriters may otherwise have

(c) Each Selling Shareholder agrees severally and not jointly:

(i) to indemnify and hold harmless the Issuer, each Underwriter, and their respective directors, officers, partners, members, employees, agents, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of each of the foregoing (each, a “Selling Shareholder Indemnified Party”), against any losses, claims, expenses, damages or liabilities to which such Selling Shareholder Indemnified Party may become subject under the Securities Act or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (x) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus or any amendment or supplement thereto, or in any Issuer Free Writing Prospectus or (y) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that each Selling Shareholder will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in such documents in reliance upon and in conformity with the Selling Shareholder Information. In no event, however, shall the liability of any Selling Shareholder for indemnification under this Section 10(c) exceed the net proceeds received by such Selling Shareholder from the Underwriters in the offering;

(ii) to reimburse each Selling Shareholder Indemnified Party upon demand for any and all legal or other out-of-pocket expenses reasonably incurred by such Selling Shareholder Indemnified Party in connection with investigating, settling, compromising, paying or defending any such loss, claim, expense, damage or liability, action or proceeding under Section (10)(c)(i) above, whether or not such Selling Shareholder Indemnified Party is a party to any action or proceeding. In the event that it is finally judicially determined that the Selling Shareholder Indemnified Party was not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Selling Shareholder Indemnified Party will promptly return all sums that had been advanced pursuant hereto; and

(iii) the indemnification agreement set forth in this Section 10(c) shall be in addition to any liability that any of the Selling Shareholders may otherwise have.

(d) In connection with the offer and sale of the Directed Shares, the Issuer agrees, promptly upon a request in writing, to indemnify and hold harmless the Underwriters from and against any and all losses, liabilities, claims, damages and expenses incurred by them as a result of the failure of the Participants to pay for and accept delivery of Directed Shares which, by [7:30 A.M.] New York City time on the first business day after the date of this Agreement, were subject to a properly confirmed agreement to purchase. The Issuer agrees to indemnify and hold harmless RBC, its directors, officers, employees and agents, and each person, if any, who controls RBC within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a “Directed Share Issuer Indemnified Party”), against any loss, claim, damage, liability or expense, as incurred, to which such Directed Share Issuer Indemnified Party may become subject, which (i) is caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Issuer for distribution to Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made; (ii) is caused by the failure of any Participant to pay for and accept delivery of Directed Shares that such Participant agreed to purchase; (iii) arises out of or is based upon the violation of any applicable laws or regulations of foreign jurisdictions where Directed Shares have been offered, or (iv) is related to, arising out of, or in connection with the Directed Share Program. The indemnity agreement set forth in this paragraph shall be in addition to any liabilities that the Issuer may otherwise have. Notwithstanding anything contained herein to the contrary, if indemnification may be sought pursuant to this Section 10(d), then in addition to such separate counsel as may be provided for the indemnified parties pursuant to this Section 10, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for the Directed Share Issuer Indemnified Parties for the defense of any losses, claims, damages or liabilities arising out of the Directed Share Program.

(e) In case any proceeding (including any governmental investigation), action or suit shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 10, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. No indemnification provided for in Section 10(a), (b), (c) or (d) shall be available to any party who shall fail to give notice as provided in this Subsection if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 10(a), (b), (c) or (d). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action.

It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to special local counsel) for all such indemnified parties; provided, however, if indemnity is sought pursuant to Section 10(h), then, in addition to the fees and expenses of such counsel for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one counsel (in addition to any local counsel) separate from its own counsel and that of the other indemnified parties for the QIU Indemnified Parties (as defined below) in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances if, in the reasonable judgment of the QIU, there may exist a conflict of interest between the QIU and the other indemnified parties. Any such separate counsel for the QIU Indemnified Parties shall be designated in writing by the QIU. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 10(a), (c) or (d) and by the Issuer and the Selling Shareholders in the case of parties indemnified pursuant to Section 10(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding and does not include a statement attributing fault or liability to any indemnified party.

(f) If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under Section 10(a), (b), (c) or (d) above in respect of any losses, claims, expenses, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, expenses, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Issuer and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuer and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, expenses, damages or liabilities, (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Issuer and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Issuer and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer and the Selling Shareholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Issuer, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Subsection were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Subsection. The amount paid or payable by an indemnified party as a result of the losses, claims, expenses, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Subsection shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Subsection, (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter, (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation, and (iii) no Selling Shareholder shall be required to contribute any amount in excess of the net proceeds received by such Selling Shareholder from the Underwriters in the offering. The Underwriters’ obligations in this Subsection to contribute are several in proportion to their respective underwriting obligations and not joint.

(g) Any losses, claims, expenses, damages or liabilities for which an indemnified party is entitled to indemnification or contribution under this Section 10 shall be paid by the indemnifying party to the indemnified party as such losses, claims, expenses, damages or liabilities are incurred. The indemnity and contribution agreements contained in this Section 10 and the representations and warranties of the Issuer set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Issuer, its directors or officers or any persons controlling the Issuer, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, or to the Issuer, its directors or officers, or any person controlling the Issuer, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 10.

(h) In addition to and without limitation of the Issuer’s and each Selling Shareholder’s obligation to indemnify Jefferies as an Underwriter, the Issuer and each Selling Shareholder also, severally and not jointly, agree to indemnify and hold harmless the QIU, its directors, officers, partners, members, employees, agents, selling agents and each person, if any, who controls the QIU within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a “QIU Indemnified Party” and collectively, the “QIU Indemnified Parties”), from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, incurred as a result of the QIU’s participation as a “qualified independent underwriter” within the meaning of Rule 5121 in connection with the offering of the Shares contemplated by this Agreement and will reimburse each QIU Indemnified Party for any legal or other expenses reasonably incurred by such QIU Indemnified party in connection with investigating, defending or settling any such loss, liability, claim, damage, expense or action as they are incurred, except, in each of clause (i) and (ii), for any loss, liability, claim, damage or expense resulting from the gross negligence or willful misconduct of such QIU Indemnified Party and, in the case of each Selling Shareholder, only to the extent any such loss, liability, claim, damage and expense arises from an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, Preliminary Prospectus, the Pricing Prospectus, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with the Selling Shareholder Information. In no event, however, shall the aggregate liability of any Selling Shareholder for indemnification under Section 10(c) and this Section 10(h) exceed the net proceeds received by such Selling Shareholder from the Underwriters in the offering. In the event that it is finally judicially determined that a QIU Indemnified Party was not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the QIU Indemnified Party will promptly return all sums that had been advanced pursuant hereto.

11. DEFAULT BY UNDERWRITERS.

If on the Closing Date or the Over-Allotment Closing Date, if any, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Issuer or a Selling Shareholder), you, as the Representatives of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Issuer and the Selling Shareholders such amounts as may be agreed upon and upon the terms set forth herein, the Firm Securities or Over-Allotment Securities, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the Firm Securities or Over-Allotment Securities, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Firm Securities or Over-Allotment Securities, as the case may be, covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Firm Securities or Over-Allotment Securities, as the case may be, which they are obligated to purchase hereunder, to purchase the Firm Securities or Over-Allotment Securities, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of shares of Firm Securities or Over-Allotment Securities, as the case may be, with respect to which such default shall occur exceeds 10% of the Firm Securities or Over-Allotment Securities, as the case may be, covered hereby, the Issuer and the Selling Shareholders or you as the Representatives of the Underwriters will have the right to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Issuer or of the Selling Shareholders except to the extent provided in Section 10 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 11, the Closing Date or Over-Allotment Closing Date, if any, may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term “Underwriter” includes any person substituted for a defaulting Underwriter. Any action taken under this Section 11 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

12. NOTICES.

All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, or faxed (and promptly confirmed in writing via mail or delivery) as follows:

if to the Underwriters, to:	RBC Capital Markets, LLC
Three World Financial Center, 8th Floor
200 Vesey Street,
New York, New York 10281-8098
Attention: Joe Morea
Syndicate Director
Fax: (212) 428-6260

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Attention: General Counsel
Fax: (212) 816-7912

with a copy to (which shall not constitute notice):

Hunton & Williams LLP
1445 Ross Avenue, Suite 3700
Dallas, Texas 75202
Attention: Daryl B. Robertson
Fax: (214) 860-0011

if to the Issuer or the Selling Shareholders to:	Matador Resources Company
One Lincoln Center
5400 LBJ Freeway, Suite 1500
Dallas, Texas 75240
Attention: Joseph Wm. Foran
Chief Executive Officer
Fax: (972) 371-5201

with a copy to (which shall not constitute notice):

Haynes & Boone, LLP
2323 Victory Avenue, Suite 700
Dallas, Texas 75219
Attention: Janice V. Sharry
Fax: (214) 200-0620

with respect to the Selling Shareholders (other than the Wellington Parties (as defined below)), with a copy to (which shall not constitute notice):

Looper Reed & McGraw P.C.
1601 Elm Street, Suite 4600
Dallas, Texas 75201
Attention: David Earhart
Fax: (214) 953-1332

with respect to those Selling Shareholders advised by Wellington Management Company, LLP (the “Wellington Parties”), with a copy to (which shall not constitute notice):

Goodwin Procter LLP
The New York Times Building
620 Eighth Avenue
New York, NY 10018
Attention: Yoel Kranz
Fax: (212) 355-3333

13. TERMINATION. This Agreement may be terminated:

(a) by you at any time prior to the Closing Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective change, which (A) in the absolute discretion of any group of Underwriters (which may include the Representatives) that has agreed to purchase in the aggregate at least 50% of the Firm Securities, as long as either Representative does not affirmatively assert that termination should not occur, or (B) in the absolute discretion of the Representatives (whether or not the condition of clause (A) is satisfied), has had or is reasonably likely to have a Material Adverse Effect, (ii) any outbreak, attack, or escalation of hostilities or declaration of war, national emergency, act of terrorism or other national or international calamity or crisis or change in economic, financial or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States or Canada would, in (A) the absolute discretion of any group of Underwriters (which may include the Representatives) that has agreed to purchase in the aggregate at least 50% of the Firm Securities, as long as the Representatives do not affirmatively assert that termination should not occur, or (B) in the absolute discretion of the Representatives (whether or not the condition of clause (A) is satisfied), make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, or (iii) suspension of trading in securities generally on the New York Stock Exchange or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on such Exchange, (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Issuer, (v) declaration of a banking moratorium by United States or New York State authorities, (vi) any downgrading, or placement on any watch list for possible downgrading, in the rating of the Issuer’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Exchange Act), (vii) the suspension of trading of the Issuer’s Common Stock by the New York Stock Exchange, the Commission, or any other governmental authority, or (viii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States; or

(b) as provided in Sections 8, 9 and 11 of this Agreement.

14. SUCCESSORS.

This Agreement has been and is made solely for the benefit of the Issuer, the Selling Shareholders and the Underwriters and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

15. INFORMATION PROVIDED BY UNDERWRITERS.

The Issuer, the Selling Shareholders and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Issuer for inclusion in any Preliminary Prospectus, Prospectus, Issuer Free Writing Prospectus or the Registration Statement consists of (a) the statement regarding delivery of shares by the Underwriters set forth on the cover page of, and (b) the fourth, eighth, nineteenth, twentieth and twenty-first paragraphs under the caption “Underwriters” in the Prospectus.

16. RESEARCH INDEPENDENCE.

In addition, the Issuer acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Issuer and/or the offering that differ from the views of its investment bankers. The Issuer hereby waives and releases, to the fullest extent permitted by law, any claims that the Issuer may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Issuer by such Underwriters’ investment banking divisions. The Issuer acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short position in debt or equity securities of the companies which may be the subject to the transactions contemplated by this Agreement.

17. NO FIDUCIARY DUTY.

Notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the underwriters, the Issuer and the Selling Shareholders acknowledge and agree that:

(a) nothing herein shall create a fiduciary or agency relationship between the Issuer and the Underwriters or any Selling Shareholder and the Underwriters;

(b) the Underwriters are not acting as advisors, expert or otherwise, to the Issuer or the Selling Shareholders in connection with this offering, sale of the Shares or any other services the Underwriters may be deemed to be providing hereunder, including, without limitation, with respect to the public offering price of the Shares;

(c) the relationship between the Issuer or any Selling Shareholder and the Underwriters is entirely and solely commercial, based on arms-length negotiations;

(d) any duties and obligations that the Underwriters may have to the Issuer and the Selling Shareholders shall be limited to those duties and obligations specifically stated herein; and

(e) notwithstanding anything in this Underwriting Agreement to the contrary, the Issuer and the Selling Shareholders acknowledge that the Underwriters may have financial interests in the success of the offering that are not limited to the difference between the price to the public and the purchase price paid to the Issuer and the Selling Shareholders by the Underwriters for the shares and the Underwriters have no obligation to disclose, or account to the Issuer for, any of such additional financial interests.

The Issuer and the Selling Shareholders hereby waive and release, to the fullest extent permitted by law, any claims that the Issuer and the Selling Shareholders may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty.

18. MISCELLANEOUS.

The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Issuer or its directors or officers and (c) delivery of and payment for the Shares under this Agreement.

For purposes of this Agreement, “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Issuer, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

THE ISSUER, THE SELLING SHAREHOLDERS AND THE UNDERWRITERS EACH WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF ANY PARTY WITH RESPECT TO ANY MATTER WHATSOEVER RELATING TO OR ARISING OUT OF THE TERMS OF THIS AGREEMENT AND THE OFFERING CONTEMPLATED HEREBY.

This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

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If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Issuer, the Selling Shareholders and the several Underwriters in accordance with its terms.

Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Shareholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Shareholder pursuant to a validly existing and binding Power of Attorney which authorizes such Attorney-in-Fact to take such action.

Very truly yours,

MATADOR RESOURCES COMPANY

By
Joseph Wm. Foran
Chairman, President and Chief Executive Officer

Selling Shareholders listed on Schedules II and III

By:
, as Attorney-in-Fact

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

RBC CAPITAL MARKETS, LLC

CITIGROUP GLOBAL MARKETS INC.

For themselves and as the Representatives of the several

Underwriters listed on Schedule I

RBC CAPITAL MARKETS, LLC

By:
Name:
Title:

CITIGROUP GLOBAL MARKETS INC.

By:
Name:
Title:

As the Qualified Independent Underwriter

JEFFERIES & COMPANY, INC.

By:
Name:
Title:

SCHEDULE I

SCHEDULE OF UNDERWRITERS

Underwriter	Number of Firm Securities to be Purchased
RBC Capital Markets, LLC
Citigroup Global Markets Inc.
Jefferies & Company, Inc.
Howard Weil Incorporated
Stifel, Nicolaus & Company, Incorporated
Simmons & Company International
Stephens Inc.
Comerica Securities, Inc.

Total

SCHEDULE II

SCHEDULE OF SELLING SHAREHOLDERS

Selling Shareholder	Number of Shares to be Sold as Firm Securities	Number of Shares to be Sold as Over- Allotment Securities*
Allan Burns	8,759	8,241
Arthur L. Smith	5,152	4,848
Baylor University	112,153	103,833
BlackRock Asset Allocation Portfolio of BlackRock Funds	4,510	4,175
C. Taylor Yoakam	1,868	1,757
RBC Wealth Management IRA Cust FBO C.A. Rundell, Jr.	13,331	12,544
Coterie Capital Partners, Ltd.	10,749	9,951
Daniel Beaulne	6,448	5,970
Global Natural Resources III	95,000	87,900
Greg L. McMichael	2,883	2,712
Jack A. Turpin	1,458	1,350
Joni Yoakam	1,868	1,757
LFC Energy Resources, Ltd.	22,743	21,056
Michael Money Adams	2,576	2,424
Placer Creek Investors (Bermuda) L.P.	33,800	31,300
Placer Creek Partners, L.P.	38,000	35,200
Sherree G. Funk	2,243	2,076
Spindrift Investors (Bermuda) L.P.	527,851	488,439
Spindrift Partners L.P.	481,199	445,233
Swank Investment Partnership LP	6,120	5,666
Swank MLP Convergence Fund LP	24,895	23,049
Thomas R. Helfand	561	519

Total	1,404,167	1,300,000

*	Assumes the full exercise by the Underwriters of the Over-Allotment Securities purchase option.

SCHEDULE III

SCHEDULE OF SELLING SHAREHOLDERS HOLDING OPTIONS

Name of Selling Shareholder	Number of Option Shares to be Sold as Firm Securities	Number of Option Shares to be Sold as Over-Allotment Securities*
Indranil Barman	21,000	—
Amanda M. Crawford	4,500	—
Maria E. Diaz	3,000	—
Michael G. Ernest	9,000	—
B.J. Frazier	4,500	—
Matthew V. Hairford	30,000	—
Floyd H. Henk Jr.	15,000	—
Yvonne Hoevers	15,000	—
James A. Juett	12,000	—
David E. Lancaster	60,000	—
Ryan London	15,000	—
Ava L. Monroe	6,000	—
Janie L. Nelson	7,500	—
DeBorah Paine	3,000	—
Bradley M. Robinson	15,000	—
Diane Scott	3,000	—
Mitzi Scott	3,000	—
Steve W. Sinclair	15,000	—
Winifred Suarez	3,000	—
Margie N. Waters-Hudson	3,000	—
Kathy Wayne	15,000	—

Total	262,500	—

*	Assumes the full exercise by the Underwriters of the Over-Allotment Securities purchase option.

SCHEDULE IV(A)

Materials Other than the Pricing Prospectus that Comprise the Pricing Disclosure Package:

SCHEDULE IV(B)

Issuer Free-Writing Prospectuses Not Included in the Pricing Disclosing Package:

Issuer Free Writing Prospectus dated January 23, 2012

EXHIBIT A

LIST OF SUBSIDIARIES

MRC Energy Company, a Texas corporation

Matador Production Company, a Texas corporation

MRC Rockies Company, a Texas corporation

MRC Permian Company, a Texas corporation

Longwood Gathering and Disposals Systems, LP, a Texas limited partnership

Longwood Gathering and Disposals Systems GP, Inc., a Texas corporation

EXHIBIT B

FORMS OF LEGAL OPINIONS

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EXHIBIT C

FORM OF PRESS RELEASE

Matador Resources Company

[Insert date]

Matador Resources Company (the “Company”) announced today that RBC Capital Markets, LLC, a lead book-running manager (along with Citigroup Global Markets Inc.) in the Company’s recent public sale of shares of common stock is [waiving] [releasing] a lock-up restriction with respect to shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on [insert date], and the shares may be sold or otherwise disposed of on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

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